UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2010

Date of Report
(Date of earliest event reported)

Teleconnect Inc.

(Exact name of registrant as specified in its charter)

Florida	0-230611	90-0294361
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Oude Vest 4
4811 BD Breda
The Netherlands

(Address of principal executive offices)

Registrant's telephone number, including area code:  011-31-630-048-023

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DESCRIPTION
This is an amendment to a previously filed Form 8-K current report filed on October 19, 2010 and the previously filed 8-K/A report filed on December 28, 2010 related to the purchase of Hollandsche Exploitatie Maatschappij BV (“HEM”) by Teleconnect Inc. (“Teleconnect”).  This Form 8-K/A provides additional information in the form of Pro-Forma Financial Statements.

Section 1 – Registrant’s Business and Operations
Item 1.01   Entry into a Material Agreement

On October 15, 2010, Teleconnect Inc. (“Teleconnect”) completed the acquisition of Hollandsche Exploitatie Maatschappij BV (HEM). HEM, a Dutch company established in 2007, that has developed the age validation system ‘Ageviewers’.  Teleconnect had previously disclosed its intention to acquire HEM in a Form 8-K current report filing dated May 4, 2010.

The purchase of HEM was subject to an assessment of the viability of HEM’s business plan by Teleconnect’s management.  Also, a special written meeting of the stockholders was called and 91.69% of the shareholders of the Company ratified the Board’s decision to complete this purchase.

Our assessment included, but was not limited to, an analysis of the employed technology and HEM’s intellectual property rights, as well as an analysis of the market. In addition, a report on the value of HEM and the launch readiness of Ageviewers were requested from independent third parties. During our assessment, HEM’s management demonstrated the viability of the Ageviewers solution by entering into contracts with over 20 alcohol outlets in The Netherlands for a period of 36 months – which was previously defined in HEM’s business plan as a milestone to be achieved before September 30, 2010.

On October 15, 2010, Teleconnect and HEM formalized a contract before a Public Notary in The Netherlands, whereby Teleconnect has purchased HEM in exchange for 12% of its outstanding share of common stock  – post issuance – of Teleconnect.

Teleconnect identified risk factors which could affect the success of HEM’s business.   For instance, the resistance from commercial parties that benefit from the sales of alcohol and tobacco is expected to be well organized. Teleconnect management believes that despite this possible resistance and other obstacles, an effective solution such as Ageviewers is likely to be implemented. Teleconnect expects that in due time, the Ageviewers system can play a prominent role in the prevention of sales of alcohol and tobacco to minors by retail businesses.

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Item 3.02  Unregistered Sales of Equity Securities

On October 15, 2010, Teleconnect issued 675,505 shares of its restricted common stock in connection with its acquisition of Hollandsche Exploitatie Maatschappij BV (“HEM”) in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933.  The beneficial owners of HEM, through its present company Wilroot BV which wholly owned HEM and which was purchased entirely by Teleconnect, were Sciarone Interim Sales BV, Marcus Communicatie BV, HITD Information Technology BV, and DLB finance & consultancy BV., who received 190,830 shares, 236,427 shares, 236,427 shares, and 11,821 shares of common stock of Teleconnect, respectively.  DLB Finance & Consultancy BV was already the owner of 291,180 shares of common stock before this new issuance.  Mr. Dirk L. Benschop is the owner of DLB Finance & Consultancy BV and is also a director and the President of Teleconnect Inc.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Item 9.1   Pro Forma Financial Statements

 Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2011

Teleconnect Inc.
/s/ Dirk L. Benschop
Dirk L. Benschop, President

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